UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2010

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

     This Amendment No. 1 to Premiere Global Services, Inc.’s Current Report on Form 8-K originally filed on June 18, 2010 is being filed to correct a typographical error with respect to the votes cast for Directors John R. Harris and W. Steven Jones. Mr. Harris’ name appeared twice in the “Nominee” column next to both his voting results and the voting results for Mr. Jones. This amendment replaces the second iteration of Mr. Harris’ name with that of Mr. Jones, but does not change the votes “for” or the votes “withheld” for the re-election of these directors. This amendment does not change any other information contained in the original Form 8-K.

     Each of Mr. John R. Harris and Mr. W. Steven Jones was elected to serve as a director for a term of one year by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
John R. Harris	25,912,792	27,241,637	0
W. Steven Jones	51,627,718	1,526,711	0

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: July 14, 2010	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary